                                                      EXHIBIT (6)(a) and (b)


                    ----------------------------------------


                                 ARTICLES OF

                                INCORPORATION

                                     AND

                                    BYLAWS


                             EFFECTIVE MAY 4, 1991




                         [LOGO]   LUTHERAN
                                  BROTHERHOOD

                             Minneapolis, Minnesota


                    ----------------------------------------

                              BOARD OF DIRECTORS



                              CLAIR E. STROMMEN
                              Chairman of the Board
                              and Director

                              ROBERT P. GANDRUD
                              Director
                              President and Chief Executive
                              Officer

                              ROBERT O. BLOMQUIST
                              Director

                              WILLIAM R. HALLING
                              Director

                              HERBERT D. IHLE
                              Director

                              RICHARD C. KESSLER
                              Director

                              JUDITH K. LARSEN
                              Director

                              JOHN P. MCDANIEL
                              Director

                              SIGURD D. MEDHUS
                              Director

                              MARY ELLEN H. SCHMIDER
                              Director

                              RUSSEL M. SMITH
                              Director

                              LLOYD SVENDSBYE
                              Director

                              STANFORD O. TOSTENGARD
                              Director

ARTICLES OF

INCORPORATION AND BYLAWS

OF LUTHERAN BROTHERHOOD



RESTATED ARTICLES OF INCORPORATION AS AMENDED BY THE GENERAL CONVENTION ON MAY 16, 1987.


We, the undersigned, a majority of whom are adult residents of the State of Minnesota, for the purpose of forming a corporation under and pursuant to
Section 3537 to 3590, inclusive, of Chapter 19 of the General Statutes of Minnesota, and especially Chapter 345 of the laws of 1907 and Chapter 96 of the laws of 1915, and any amendments thereto, do hereby associate ourselves as a body corporate, without capital stock, organized and carried on solely for the mutual benefit of its members, and not for profit, and confining its membership as hereinafter provided, and we do hereby adopt the following Certificate of Incorporation:


ARTICLE  I

The purpose and object of this corporation shall be to serve its membership by aiding the Lutheran church bodies, their institutions and congregations, fostering patriotism, loyalty, justice, charity, and benevolence; providing education and encouragement of the arts; encouraging industry, saving, thrift, and development on the part of its members; giving aid in case of poverty, sickness, accident, or other misfortunes; owning and operating homes, hospitals and sanatoria; furnishing protection and issuing benefit contracts, and making payment of benefits thereon in case of death, or disability by sickness, accident or old age; and otherwise promoting the general welfare of its members.


ARTICLE  II

The name of this corporation shall be LUTHERAN BROTHERHOOD. The Home Office shall be in the City of Minneapolis in the County of Hennepin, in the State of Minnesota, or in such other location as the Board of Directors may determine.


ARTICLE  III

The supreme legislative or governing body to be known as the General Convention, shall be composed of delegates elected by local branches, or of delegates elected through a delegate convention system, as provided in the Bylaws, together with such other delegates as may be prescribed in the Bylaws in accordance with law. The Board of Directors shall consist of not less than five nor more than fifteen members. The officers shall consist of a president, one or more vice presidents, a secretary, a treasurer, and such other officers as the Board of Directors may determine, who shall be elected as provided in the Bylaws. The directors and officers shall be selected and hold their respective offices pursuant to the provisions of the Bylaws. No director shall be personally liable to the Society, its General Convention or its members for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from personal liability or limitation thereof is not permitted by applicable laws.


ARTICLE  IV

The first regular meeting of the General Convention for the election of such officers shall be held on the first Wednesday of June, 1920. The first meeting of the Board of Directors shall be held at 425 South Fourth Street, Minneapolis, Minnesota, on the sixth day of July, 1917.


ARTICLE  V

The names and places of residence of the persons forming this corporation are:

H. G. Stub of St. Paul, Minnesota.
T. H. Dahl of Minneapolis, Minnesota.
J. N. Kildahl of St. Paul, Minnesota.
G. M. Bruce of Red Wing, Minnesota.
S. T. Reque of St. Paul, Minnesota.
C. J. Eastvold of Dawson, Minnesota.
Th. Eggen and J. A. O. Preus of Minneapolis, Minnesota.
H. L. Ekern of Madison, Wisconsin.


ARTICLE  VI

The names of the members of the first board of directors and first officers are:

Th. Eggen, C. J. Eastvold, S. T. Reque, H. L. Ekern, and J. A. O. Preus as directors; Th. Eggen as president, C. J. Eastvold as vice president, and J.
A. O. Preus as secretary-treasurer.


ARTICLE  VII

Any person who: (1) has been baptized in the Christian faith or is affiliated with a Lutheran church organization, and (2) professes to be Lutheran, shall be entitled to membership and shall become a member in the manner referred to in the Bylaws. Each adult benefit contract member shall have one vote for delegates to the General Convention.


ARTICLE  VIII

Assets representing the reserves on all outstanding benefit contracts shall at all times be held in trust for the fulfillment of the payment of the benefits promised in such contracts; and if the regular payments are insufficient to pay all death and disability claims in full and provide for such reserves, additional payments may be required to meet such deficiency. One or more separate accounts may be established and operated to support contracts issued on a variable basis in accordance with applicable law, and to the extent the provisions of this Article are inconsistent therewith such provisions shall not apply to the separate accounts or contracts issued on a variable basis.


ARTICLE  IX

These Articles may be amended by a vote of not less than two-thirds of all delegates voting thereon at any regular meeting of the General Convention; and unless otherwise provided by law may be amended in like manner at any special meeting of the General Convention, provided notice of the proposed amendment has been given with the notice of such meeting.

The above Restated Articles as amended by the General Convention at its meeting held on the 16th day of May, 1987, shall supersede and take the place of the Articles of Incorporation originally adopted on June 13, 1917, and all amendments thereto.

In testimony whereof, we, the present members of the Board of Directors have hereunto set our hands this 24th day of June, 1987.

Arley R. Bjella                          Judith K. Larsen
Robert O. Blomquist                      Sigurd D. Medhus
William R. Halling                       Clair E. Strommen
Richard M. Heins                         Lloyd Svendsbye
Herbert D. Ihle                          Stanford O. Tostengard
James W. Krause                          George A. Wade





AMENDED BYLAWS AS ADOPTED IN PART BY THE TWENTY-THIRD GENERAL CONVENTION ON MAY 4, 1991.


SECTION  1
ADMISSION TO MEMBERSHIP

Admission to membership and benefit contracts may be obtained upon application and approval by such officers and upon such conditions as the Board of Directors may determine.


SECTION  2
ORGANIZATION OF BRANCHES

LUTHERAN BROTHERHOOD shall consist of members organized in branches. The members who do not belong to a local branch shall constitute and be members of a separate branch designated as a regional branch. Local branches, regional branches, or any combination thereof shall be established, and governing rules and regulations shall be prescribed in accordance with these Bylaws. A member may elect to belong to a branch of his own choice. In the event a member wishes to transfer from one branch to another, such transfer is effective ninety days following receipt of notification by the Secretary of LUTHERAN BROTHERHOOD. Notice of a meeting of any branch may be published in the Lutheran Brotherhood BOND, the official publication of LUTHERAN BROTHERHOOD, and any such notice shall be deemed sufficient notice to all members of such branch. Branches may admit social members.


SECTION  3
THE GENERAL CONVENTION

A    The supreme governing body of LUTHERAN BROTHERHOOD shall be the General
Convention, composed of delegates as provided in Section 6 of these Bylaws, provided that the elected delegates shall have not less than two-thirds of the votes. The Chairman of the Board of Directors of LUTHERAN BROTHERHOOD shall preside at all meetings of the General Convention. In the event that the Chairman of the Board of Directors is unable to serve, the Vice Chairman of the Board of Directors shall preside. In the event neither is able to serve, another board member or officer designated by the Board of Directors shall preside.

B    Regular meetings of the General Convention shall be held every fourth year from 1975, at such time and place as fixed by the Board of Directors.

C    The Chairman of the Board of Directors shall propose to the Board of
Directors a Nominating Committee from the list of certified delegates prior to each regular General Convention to select nominees for the Board of Directors' positions to be filled. The Chairman of the Board of Directors shall report to the Board of Directors the recommendation of a Nominating Committee, at a regular or special meeting, and the Board of Directors shall confirm or, in the alternative, substitute, add to or delete names of those proposed by the Chairman of the Board of Directors and appoint the Nominating Committee. The appointed Nominating Committee shall make its report to the delegates by mail at least forty days prior to the General Convention and to the General Convention. In order to assure the preservation of the representative form of government, guaranteed by the fraternal laws of the State of Minnesota, the only other method of making nominations for directors to the General Convention shall be by filing with the Secretary of LUTHERAN BROTHERHOOD at least twenty days prior to the date of the General Convention a petition containing the name or names of the proposed nominee or nominees, such petition of a nominee or nominees to be signed and subscribed to by not less than ten percent of the certified delegates to the General Convention. Notice of the names of those persons duly petitioned and thereby nominated for director shall be provided to the certified delegates by mail prior to the General Convention.

D    The Chairman of the Board of Directors of LUTHERAN BROTHERHOOD shall also appoint General Convention committees, including a committee to audit the expense accounts of the delegates and alternate delegates, a Credentials Committee, a Resolutions Committee, and such other committees as may be deemed necessary for transacting the business of the General Convention.

E    Special meetings of the General Convention shall consist of the elected delegates certified to the last preceding regular General Convention together with the ex-officio delegates as provided in Section 6 and may be called by not less than two-thirds of the members of the Board of Directors or on written request signed by not less than two-thirds of said delegates in good standing, as defined in Section 6. If one or more of the said delegates ceases to be an adult benefit contract member in good standing, as provided for in Section 6, with respect to the General Convention, such person shall be ineligible to be a delegate and such vacancy or vacancies shall be filled by one alternate or alternates respectively, and if any elected alternates shall fill such vacancies as defined herein, such alternates shall assume all of the obligations and responsibilities of the delegate replaced.

F    Any undertaking by delegates or others to call a special meeting of the
General Convention shall be governed by the following rules:

(1) Prior to or at the time of any solicitation of any written requests for a special meeting of the General Convention, the Secretary shall be notified in writing by any delegate or group of delegates of the intention to seek a call of a special meeting of the General Convention. Such notice shall be filed with the Secretary and shall specify the business to be considered at the special meeting of the General Convention.

(2) Any written requests of the delegates shall be filed with the Secretary no sooner than thirty days after the said notice and within sixty days after the notice and shall be dated and signed after the date of the notice.

(3) When any written request is so filed with the Secretary such shall be deemed a final filing and no amendments thereto nor subsequent written requests concerning the same subject matter shall be accepted by the Secretary.

(4) When the Secretary has counted and verified the written signatures, and those revocations filed and bearing a date prior to the filing of the written request, and the number of valid written signatures thereon is insufficient to convene a special meeting of the General Convention, then no further written request shall be circulated or filed involving the same subject matter for one year from the date of filing said request.

If, in the determination of the Secretary, a request is proper and complies with all legal requirements, the Secretary shall certify and file the request with the Board of Directors. Thereupon, the Board of Directors shall set a date and place for such special meeting of the General Convention, which shall be not less than thirty days nor more than ninety days from the date of the receipt of said written request by the Secretary. If a special meeting of the General Convention is called by either the Board of Directors or by action of the delegates as prescribed herein, the Secretary shall give to each delegate twenty days written notice of such special meeting of the General Convention, specifying the business to be considered at such a special meeting of the General Convention.


SECTION  4
THE BOARD OF DIRECTORS

A    There shall be twelve elected directors, four of whom shall be elected at each regular quadrennial meeting of the General Convention for a term of twelve years each. Further, at each regular quadrennial meeting, the General Convention may elect an additional voting director for a term of four years, the candidate for which shall be the person then holding the position of Chief Executive Officer of the Society, who shall serve as an additional voting member of the Board for the term, but only for the period that the person holds the position of Chief Executive Officer.

B    No person who is an officer or director of LUTHERAN BROTHERHOOD shall be paid any commission, fee, or other compensation for writing any contract of insurance with LUTHERAN BROTHERHOOD while such person is an officer or director, nor shall any officer or director hold a contract as agent or general agent during the term as an officer or director of LUTHERAN BROTHERHOOD. All individuals elected as members of the Board at the Twenty-Third General Convention in 1991, and thereafter, except for the Chief Executive Officer if elected a director pursuant to Section 4A above, must be persons other than officers, employees or persons receiving compensation for current active service to the Society, excluding director fees. No officer or employee of LUTHERAN BROTHERHOOD shall receive a Board fee for serving on the Board of LUTHERAN BROTHERHOOD or on the Board of any LUTHERAN BROTHERHOOD subsidiary.

C No person elected as a director at the Eighteenth General Convention in 1971, or thereafter, shall continue to serve as a director after attaining age seventy (70); provided that any director elected prior to the Eighteenth General Convention may continue to serve as a director to the end of the elected term or any successive term without regard to the age limitation herein specified; provided that any such director shall retire upon reaching age seventy-five (75).

D    The Board of Directors, following each regular meeting of the General
Convention, and annually thereafter, shall elect a chairman of the Board and a vice chairman from among its members, and shall elect annually the following senior officers: a chief executive, a president, one or more vice presidents, a secretary, and a treasurer. One or more of the above offices may be held by the same person. The Board may, in its discretion, designate one or more of said elected vice presidents as executive vice president or senior vice president, respectively. The senior officers shall hold office at the pleasure of the Board of Directors. The Board of Directors may elect annually such other officers as it may deem prudent, who shall be junior officers and who shall hold office at the pleasure of the Board of Directors or until removed by the Chief Executive. A vacancy in any office may be filled by the Board of Directors. No person shall be discriminated against as an officer, director, employee, general agent or district representative of LUTHERAN BROTHERHOOD because of race, color, national origin, age or sex. Each person who serves as director, officer, general agent or district representative must be an adult benefit contract member of LUTHERAN BROTHERHOOD.

E    The Board of Directors may appoint by a majority vote of the entire
Board of Directors a director to fill a vacancy in the Board until the next regular or special meeting of the General Convention, at which time the General Convention shall elect a director to complete the unexpired term, if any. A vacancy may be declared upon the happening of any of the following events: (1) death, (2) resignation, or (3) disability. Disability may involve either physical or mental disability which seriously affects the ability of a director to participate in the meetings of the Board. Such physical or mental disability shall be certified to after examination by one or more physicians selected by majority vote of the remaining directors. A director shall be deemed to be disabled if he or she is unable to attend five (5) consecutive regular meetings of the Board of Directors, because of such disability.

F    The Board of Directors may create committees and define their powers and duties and shall also elect from its membership an Executive Committee of not less than four nor more than six members, a quorum of which shall consist of three members. Such Executive Committee shall have and exercise all the powers of the Board of Directors while the Board is not in session, except the power to amend the Bylaws and matters over which the Board of Directors has retained jurisdiction. The Executive Committee shall also perform such duties as are specifically delegated to it by the Board of Directors.

G    Regular and special meetings of the Board of Directors shall be held as determined by the Board or on call of the Chairman of the Board, or on written request signed by any four directors and filed with the Secretary.


SECTION  5
INDEMNIFICATION

A    The Society shall indemnify and reimburse every person who is or was a party or is or was threatened to be made a party to any action, suit, arbitration or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Society or of any firm, corporation, partnership, joint venture, trust, employee benefit plan, or other organization which the person served in any capacity at the request of the Society against expenses (including counsel fees), judgments, claims, liabilities, penalties, forfeitures, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the full extent permitted by applicable law. The indemnification provided hereby shall continue as to a person who has ceased to be a director, officer, employee, agent or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.
In the event that a determination is necessary as to whether the conduct of the person to be indemnified meets the standard required by applicable law in order to justify indemnification and reimbursement, such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of persons who were not parties to the action, suit or proceeding. Such indemnification shall include advances of expenses in advance of final disposition of such action, suit or proceeding, subject to the provisions of any applicable statute.

B    The Society shall have power to purchase and maintain liability insurance on behalf of any person who is serving in any capacity mentioned in Paragraph A of this Section, whether or not the Society would have the power to indemnify such person provided.


SECTION  6
DELEGATES TO THE GENERAL CONVENTION

A    The Board of Directors, by a majority vote of the entire Board, shall divide the membership of the Society into Delegate Districts. In so doing, the Board of Directors shall take into consideration geographical boundaries, the number of adult benefit contract members, general agency territories and any other factors that the Board of Directors may consider material, and shall set the boundaries of the Delegate Districts accordingly.

B    Each Delegate District shall be entitled to delegates based on the number of adult benefit contract members in good standing as of the certification date, which shall be a date not more than twelve months preceding the date of the regular meeting of the General Convention. As of the certification date, the Board of Directors shall allot delegates to each Delegate District as follows: each Delegate District shall be entitled to two delegates and an additional delegate or delegates as determined by the Board of Directors on the basis of the number of adult benefit contract members residing in said District. In addition to the alloted delegates to each Delegate District, each Delegate District shall elect two alternates to act as delegate or delegates should one or more of the elected delegates
(i) for any reason be unable to serve at the regular meeting of the General Convention, or (ii) be declared by the Board of Directors not to be a delegate in good standing.

C    The Board of Directors shall cause to be published in the Lutheran
Brotherhood BOND, in no event less than five months preceding the date of the regular meeting of the General Convention, the official certification of the number of delegates to which each Delegate District is entitled. In the same issue of the Lutheran Brotherhood BOND, the Board of Directors shall direct the Secretary to publish the boundaries and the number assigned to each Delegate District, the time and place for the Delegate District balloting to elect delegates to the regular meeting of the General Convention, the time and place of the General Convention, the name of the Deputy Secretary for each Delegate District and the manner of nominating delegates. The Delegate District balloting shall be held within ninety days following the publication notice in the Lutheran Brotherhood BOND. The aforesaid publication in the Lutheran Brotherhood BOND shall be deemed sufficient notice to all members.

D    Delegates and alternates from the Delegate District shall be chosen and qualify in the following manner:

(l) The Board of Directors shall appoint a Deputy Secretary for each Delegate District, who along with any assistants that might be designated, shall appoint a District Nominating Committee made up of members residing within the Delegate District to nominate candidates for delegates and two candidates for alternate delegates.

(2) The District Nominating Committee shall file its report in duplicate, one copy with the Secretary and one copy with the Deputy Secretary, not later than twenty-five days prior to the date set for the Delegate District balloting. Nominations for delegates may also be made by a petition signed by not less than thirty-five adult benefit contract members residing in the Delegate District. Residence shall be determined as the residence of record of the contract member. Petition nominations for delegates shall be filed with the Secretary and Deputy Secretary in the same manner required for the report of the District Nominating Committee.

(3) Any candidate for a delegate or alternate or elected delegate or alternate must be an adult benefit contract member residing within the Delegate District and a member in good standing; provided that only one candidate who is a district representative, general agent, or other person receiving compensation for current active service to LUTHERAN BROTHERHOOD may be elected, or vote, as a delegate from each Delegate District. In order to be a member in good standing, the candidate or elected delegate or alternate:

       (a)    Must be an adult benefit contract member.

       (b) Must not have business or personal interests which would constitute a conflict of interest in relation to the business operation of LUTHERAN BROTHERHOOD. The Board of Directors or a subcommittee thereof shall determine whether a delegate or a candidate for delegate is or is not in good standing: (i) the Board of Directors shall cause the Secretary to give written notice to said delegate or candidate for delegate of the charges specifying wherein the former apparently fails to comply with Paragraph D(3) of this Section; (ii) the challenged delegate or candidate for delegate shall be afforded the opportunity to appear personally before the Board of Directors, or its subcommittee, or to answer the charges in writing within twenty days; (iii) the decision of the Board of Directors or a subcommittee thereof as to whether or not the delegate or candidate for delegate is in good standing shall be final.

(4) The vote of a member must be cast in person at a designated location in the Delegate District in which the member resides, except that the Board of Directors may provide for the return of marked ballots by mail to the Secretary. A member shall be entitled to one vote regardless of the number of adult benefit contracts issued to the member.

(5) The secretary shall count the ballots under the supervision of the Board of Directors or committee thereof. The candidates receiving the highest number of votes shall be the duly elected delegates for the respective Delegate District, and shall be equal in number to the number of delegates alloted to a particular Delegate District, and the candidate for alternate receiving the most votes shall be the duly elected first alternate and the other candidate shall be second alternate for the respective Delegate District. In the event of a tie vote as to a delegate or an alternate, the election shall be decided by lot by the candidates involved, under the direction of the Deputy Secretary. The names of the delegates and alternates so elected, together with the names of the ex-officio delegates, shall be certified to by the Secretary and published in the issue of the Lutheran Brotherhood BOND no later than sixty days preceding the date of the regular meeting of the General Convention. Such listing in the Lutheran Brotherhood BOND shall constitute an official certified list of the delegates and alternates for the next regular meeting of the General Convention, and upon the election and the qualification of delegates to the General Convention the term of office of previously elected delegates shall cease. The publication in the Lutheran Brotherhood BOND shall be deemed sufficient notice to all members and delegates.

(6) The expenses of the Deputy Secretaries in connection with the delegate elections, and the expenses of the delegates to any regular or special meeting of the General Convention shall be determined and fixed by order of the Board of Directors.

E    Ex-officio delegate representation at the General Convention shall be determined as follows:

(1) The senior officers, each director, and certain junior officers as provided in subparagraph (2) of this Paragraph, who hold such positions at the time of any regular or special meeting of the General Convention shall be ex-officio delegates to the said General Convention, each entitled to one vote. Any person ceasing to hold one of such positions shall cease to be a delegate.

(2) The Board of Directors shall establish a procedure for the selection by lot of ex-officio delegates from among the junior officers. The number of such additional Home Office ex-officio delegates shall be one-third of the total of directors and senior officers, as of ninety days prior to the General Convention.


SECTION  7
BENEFIT CONTRACTS, SEPARATE ACCOUNTS, FUNDS AND APPORTIONMENT OF DEFICIENCY

A    The Board of Directors shall provide for benefit contracts to be issued, upon application and acceptance in a manner and upon such conditions as the Board may determine, to persons: (1) baptized in the Christian faith or affiliated with a Lutheran church organization, and (2) who profess to be Lutheran, as provided in the Articles of Incorporation. The Board of Directors may provide for the establishment and operation of one or more separate accounts and issue contracts on a variable basis providing for the dollar amount of benefits or other contractual payments or values thereunder to vary so as to reflect the investment results of such separate accounts.

B    Benefit contracts may be issued on such basis, form, and for such benefits and naming such persons as beneficiaries, as the Board of Directors may direct. The Board of Directors may to the extent it deems necessary adopt special procedures for the conduct of the business and affairs of any separate account.

C    The assets of LUTHERAN BROTHERHOOD shall be kept in one fund or such funds as the Board of Directors shall prescribe or the laws shall require.

D    In the event of the impairment of the solvency of LUTHERAN BROTHERHOOD, an apportionment shall be charged against each outstanding benefit contract on the basis of the member's equitable share of the deficiency as determined by the Board of Directors. The provisions of this Subparagraph D shall not apply to the contracts issued on a variable basis.


SECTION  8
PROVISION APPLICABLE TO BENEFIT CONTRACTS

A    The benefit contract of a member shall consist of the application, the benefit contract, any amendments or riders thereto, and the Articles of Incorporation and Bylaws now or hereafter in force, except that a contract on a variable basis shall be subject to the Articles of Incorporation and Bylaws in force on the date of its issue.

B    The benefit contract shall also be governed by the following specific provisions, unless such contract provides otherwise, or unless such provisions are prohibited by state law:

(1) Upon disaffirmance of a benefit contract by a minor, only the cash surrender value of the contract shall be payable, and tender of such sum shall be a complete discharge of all liability on such contract.

(2) Payment of any claim under a benefit contract pursuant to the contract or any assignment thereof without notice to the Society of any alleged conflicting claimant shall be a complete discharge of the obligation for such claim on the contract or assignment.

(3) In case a benefit contract is lost, destroyed or beyond the member's control, such member may, on a form furnished by LUTHERAN
       BROTHERHOOD, have a substitute contract or other evidence of coverage issued in its place. No requested change from the original contract shall be effective until the date of issue of the substitute contract.


SECTION  9
ROBERT'S RULES OF ORDER TO GOVERN

Unless otherwise provided in the Articles of Incorporation or the Bylaws of LUTHERAN BROTHERHOOD, the latest edition of Robert's Rules of Order shall govern the proceedings at all meetings. No vote by proxy shall be recognized in any meeting of the General Convention or of the Board of Directors.


SECTION  10
AMENDMENTS TO BYLAWS

A    These Bylaws may be amended by a vote of not less than two-thirds of all delegates voting thereon at any regular or special meeting of the General Convention, or by a vote of not less than three-fourths of all the members of the Board of Directors at any regular or special meeting of the Board of Directors.

B    In order to be considered by the Convention, any proposed amendment to the Bylaws, other than an amendment submitted by the Board of Directors, must be signed by at least ten percent of the certified delegates to such Convention. Any proposed amendment shall be filed with the Secretary of LUTHERAN BROTHERHOOD at the Home Office at least forty days prior to such meeting. A copy of the proposed amendment shall be forwarded by the Secretary to each delegate at least twenty days prior to such meeting.

C    Any member of the Board of Directors must file a proposed amendment with the Secretary of LUTHERAN BROTHERHOOD at the Home Office twenty days prior to a regular or special meeting of the Board of Directors in order to have the same considered by the Board of Directors.

D    Amendments may also be passed without prior notice by unanimous vote of the General Convention or of the Board of Directors.

E    Any Bylaw provision relating to the retirement age of directors may be amended only by the General Convention in accordance with this Section.




I,                          /s/David J. Larson                            of
   ----------------------------------------------------------------------
Lutheran Brotherhood, hereby certify that the annexed copy of the Articles of Incorporation and the Bylaws of Lutheran Brotherhood, are a true, exact, and complete copy thereof; the Bylaws having been amended by the Board of Directors on July 31, 1953; by the Fifteenth General Convention on October 28, 1959; by the Board of Directors on August 5, 1960, May 25, 1962, September 19, 1962; by the Sixteenth General Convention on May 18, 1963; by the Board of Directors on July 31, 1964, September 25, 1964, August 5, 1966, September 30, 1966, July 28, 1967, October 6, 1967, May 1, 1970, November 6,
1970, May 27, 1971, December 15, 1972, December 9, 1977, May 5, 1978; the
Articles of Incorporation having been amended and restated by the Twentieth General Convention on May 5, 1979; the Bylaws having been amended in part by the Twentieth General Convention on May 5, 1979 and in part by the Board of Directors on May 16, 1979 and May 7, 1982; the Articles of Incorporation and Bylaws having been amended in part by the Twenty-First General Convention on May 7, 1983; the Bylaws having been amended in part by the Board of Directors on August 10, 1984 and November 2, 1984; the Articles of Incorporation having been amended in part by the Twenty-Second General Convention on May 16, 1987; the Bylaws having been amended in part by the Twenty-Second General Convention on May 16, 1987 and by the Board of Directors on June 24, 1987 and November 4, 1988, and by the Twenty-Third General Convention on May 4, 1991.


Given under my hand and the seal of the said Lutheran Brotherhood, as hereto affixed at Minneapolis, Minnesota, this




       7th      day of                  May                   A.D., 19  92
---------------        --------------------------------------          -----



                               /s/David J. Larson
----------------------------------------------------------------------------
                                    Secretary




Subscribed and sworn to before me, a Notary Public, this



       7th      day of                  May                   A.D., 19  92
---------------        --------------------------------------          -----



                               /s/Ann J. Bistodeau
----------------------------------------------------------------------------
                                    Notary Public


       /Notary Seal/         ANN J. BISTODEAU
                         NOTARY PUBLIC - MINNESOTA
            [State Seal]       WRIGHT COUNTY
                        My commission expires 5-1-94



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